UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 17, 2004

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410
(Address and zip code of principal executive offices)

(561) 630-6336
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal
year if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2004, Correctional Properties Trust announced the resignation of Mr. George R. Wackenhut as a member of the Board of Trustees of the Company. Mr. Wackenhut has served as a trustee of the Company since its formation in 1998, and in accepting his resignation, the Board unanimously elected Mr. Wackenhut Honorary Chairman Emeritus to encourage his continued involvement and participation in the Board’s activities.

The press release issued by Correctional Properties Trust on September 17, 2004 is attached as an exhibit to this Form 8-K filing.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated September 17, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST

September 20, 2004	By: /s/ David J. Obernesser David J. Obernesser Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 17, 2004.